AIM International Core Equity Fund                                SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 10/31/2009
File number: 811-6463
Series No.:  11

72DD. 1 Total income dividends for which record date passed during the period. (
        000's Omitted)
        Class A                      $ 1,477
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                      $ 215
        Class C                      $ 436
        Class R                      $ 58
        Class Y                      $ 7
        Investor Class               $ 664
        Institutional Class          $ 9,200


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                       0.3010
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                       0.1756
        Class C                       0.1756
        Class R                       0.2593
        Class Y                       0.3027
        Investor Class                0.3010
        Institutional Class           0.3932


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                        5,979
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                          958
        Class C                        2,276
        Class R                          261
        Class Y                          189
        Investor Class                 2,050
        Institutional Class           23,277


74V.  1 Net asset value per share (to nearest cent)
        Class A                      $ 10.34
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                      $ 10.30
        Class C                      $ 10.04
        Class R                      $ 10.33
        Class Y                      $ 10.51
        Investor Class               $ 10.49
        Institutional Class          $ 10.37